UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)  January 31, 1997



                             CCB Financial Corporation
             (Exact name of registrant as specified in its charter)



            North Carolina           0-12358           56-1347849
   (State or other jurisdiction  (Commission File     (IRS Employer
         of incorporation)          Number)        Identification No.)




      111 Corcoran Street, Post Office Box 931, Durham, NC  27702
                 (Address of principal executive offices)


     Registrant's telephone number, including area code  (919) 683-7777



                                   N/A
      (Former name or former address, if changed since last report)

Item 5.   Other Events.


     Consummation of Merger with Salem Trust Bank. On January 31, 1997, the Registrant consummated its merger with Salem Trust Bank ("Salem Trust"), a $165 million bank based in Winston-Salem, North Carolina. The transaction was accounted for as a pooling-of-interests. Approximately 680,000 shares of the Registrant's common stock, .36 shares for each share of Salem Trust stock outstanding, were issued to effect the merger.

Item 7.             Financial Statements and Exhibits.


          (c) Exhibits

     Exhibit 99.    Press Release dated February 3, 1997.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CCB FINANCIAL CORPORATION


Date: February 21, 1997       By:  /s/ W. HAROLD PARKER, JR.
                                     W. Harold Parker Jr
                                     Senior Vice President
                                     and Controller